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                                                                    EXHIBIT 21.1

                               THE SHAW GROUP INC.
                           SUBSIDIARIES AND AFFILIATES


1.       ACL Piping, Inc.

2.       Aiton & Co Limited

3.       American Eagle Communities, L.L.C.

4.       American Plastic Pipe and Supply, L.L.C.

5.       Amikwiche Construction Itee

6.       Associated Valve, Inc.

7.       Badger Technologies, L.L.C.

8.       Badger Technology Holdings, L.L.C.

9.       Beaulieu Coutu Belanger et Associes Inc.

10.      Bellefontaine Gas Producers, LLC

11.      Bellefontaine Leachate Services, L.L.C.

12.      Benicia North Gateway II, L.L.C.

13.      B.F. Shaw, Inc.

14.      Bureau d'Evaluation Beaulieu Coutu et Associes Inc.

15.      Canora Asia Inc.

16.      Canora Brunei Environment Ltd.

17.      C.B.P. Engineering Corp.

18.      CFCL Roche International

19.      Chimento Wetlands, L.L.C.

20.      CIC Environmental Services

21.      Clean Horizons, LLC






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22.      Cojafex B.V.

23.      Consortium BPA/Roche Inc.

24.      Consortium Cegertech-GCS Inc.

25.      Consortium GLD-Roche Inc.

26.      Delfar Experts-conseils Inc.

27.      Eagle Industries, Inc.

28.      EMCON/OWT, Inc.

29.      EntergyShaw, L.L.C.

30.      EntergyShaw General Management, LLC

31.      EntergyShaw Investments of Nevada, LLC

32.      EntergyShaw Investments of Texas, LLC

33.      EntergyShaw Project Management, L.P.

34.      Evimbec Itee

35.      Field Services Canada Inc.

36.      Field Services, Inc.

37.      Fronek-REN s.r.o.

38.      Gestion TDA Inc.

39.      Groupe conseil Forchemex Itee

40.      Groupe conseil Roche Atlantique Inc.

41.      Groupe conseil Saguenay Inc.

42.      Groupe-conseil TDA Inc.

43.      Gulf Coast Equipment Rental, Inc.

44.      HL Newhall II, L.L.C.

45.      Holdings Manufacturas Shaw South America, C.A.





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46.      Hydro Power Solutions LLC

47.      IRM/NAPTech Joint Venture, L.L.C.

48.      IT Holdings Canada, Inc.

49.      Jernee Mill Road, L.L.C.

50.      JSC International, Ltd.

51.      Kato Road II, L.L.C.

52.      KIP I, L.L.C.

53.      LandBank Baker, L.L.C.

54.      LandBank Properties, L.L.C.

55.      Les Consultants en Environment Argus 2000 Inc.

56.      Les Consultants Roche-Deluc Itee

57.      Les Impressions Integrales Inc.

58.      LFG Specialties, L.L.C.

59.      Little Rock Military Communities, L.L.C.

60.      Lone Star Fabricators, Inc.

61.      Manufacturas Shaw South America, C.A.

62.      Megacentre Laurentien

63.      Metuchen I, LLC

64.      Millstone River Wetland Services, L.L.C.

65.      Mississippi Space Services, LLC

66.      NAPTech PS Corporation

67.      Nortec Construction

68.      Northeast Plaza Venture I, LLC

69.      Nouvelle Technologie (Tekno) Inc.




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70.      Ontario Ventures I, LLC

71.      Otay Mesa Ventures II, L.L.C.

72.      Pacific Support Group LLC

73.      PBPAC Alberta

74.      Pipework Engineering and Developments Limited

75.      Plattsburg Venture, L.L.C.

76.      Pluritec Itee

77.      Poly-Energie Inc.

78.      Power Technologies, Inc.

79.      Power Technologies Asia-Pacific Sdn. Bhd.

80.      Power Technologies International Limited

81.      Prospect Industries (Holdings), Inc.

82.      9080-1499 Quebec Inc.

83.      9092-8573 Quebec Inc.

84.      9093-8242 Quebec Inc.

85.      Raritan Venture I, L.L.C.

86.      Reseau ECI Inc.

87.      Ressau Groupe conseil Inc.

88.      Roche Construction Inc.

89.      Roche International Inc.

90.      Roche International, Services conseils Inc.

91.      Roche Invest SA

92.      Roche IT Chile Ltda

93.      Roche IT Peru Ltda




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94.      Roche Itee, Groupe-conseil

95.      Roche Maloney Desmeules

96.      Roche USA Ltd.

97.      Rosaire Despres & Associes Inc.

98.      SAON Properties, Inc.

99.      S C Woods, L.L.C.

100.     S.E.C. du 585 Charest

101.     S.E.C. Sainte-Helene

102.     Secorp, Inc.

103.     Shaw A/DE, Inc.

104.     Shaw Aiton Australia Pty Limited

105.     Shaw Alloy Piping Products, Inc.

106.     Shaw Asia Company, Limited

107.     Shaw Beneco, Inc.

108.     Shaw California, L.L.C.

109.     Shaw Capital, Inc.

110.     Shaw Caribbean (Cayman), Ltd.

111.     Shaw Connex, Inc.

112.     Shaw Constructors, Inc.

113.     Shaw Dunn Limited

114.     Shaw E & I Investment Holdings, Inc.

115.     Shaw E & I Russia, Inc.

116.     Shaw Energy Services, Inc.

117.     Shaw Environmental, Inc.




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118.     Shaw Environmental & Infrastructure, Inc.

119.     Shaw Environmental Liability Solutions, L.L.C.

120.     Shaw Export Company, S. de R. L. de C.V.

121.     Shaw Fabricators, Inc.

122.     Shaw Facilities, Inc.

123.     Shaw FCI, Inc.

124.     Shaw Fronek Power Services, Inc.

125.     Shaw FVF, Inc.

126.     Shaw Global Energy Services, Inc.

127.     Shaw Group UK Holdings Limited

128.     Shaw Group UK Limited

129.     Shaw GRP of California

130.     Shaw Heat, Inc.

131.     Shaw Heat Treating Service, C.A.

132.     Shaw Industrial Supply Co., Inc.

133.     Shaw Infrastructure, Inc.

134.     Shaw Intellectual Property Holdings, Inc.

135.     Shaw International, Inc.

136.     Shaw JSC, Inc.

137.     Shaw JV Holdings, L.L.C.

138.     Shaw Lancas, C.A.

139.     Shaw Maintenance, Inc.

140.     Shaw Managed Services, Inc.

141.     Shaw Management Services Five, Inc.




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142.     Shaw Management Services Four, Inc.

143.     Shaw Management Services One, Inc.

144.     Shaw Management Services Six, Inc.

145.     Shaw Management Services Three, Inc.

146.     Shaw Management Services Two, Inc.

147.     Shaw Manufacturing and Services, Inc.

148.     Shaw Manpower, S. de R.L. de C.V.

149.     Shaw Mexican Holdings, S. de R.L. de C.V.

150.     Shaw NAPTech, Inc.

151.     Shaw Nass Middle East, W.L.L.

152.     Shaw Overseas (Far East) Ltd.

153.     Shaw Overseas (Middle East) Ltd.

154.     Shaw Pipe Shields, Inc.

155.     Shaw Pipe Supports, Inc.

156.     Shaw Power Services Group, L.L.C.

157.     Shaw Power Services, Inc.

158.     Shaw Process and Industrial Group, Inc.

159.     Shaw Process Fabricators, Inc.

160.     Shaw Property Holdings, Inc.

161.     Shaw Remediation Services, L.L.C.

162.     Shaw Services, L.L.C.

163.     Shaw SSS Fabricators, Inc.

164.     Shaw Sunland Fabricators, Inc.

165.     Shaw Trading FSC, Ltd.




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166.     Shaw Word Industries Fabricators, Inc.

167.     Shaw-YPC Piping (Nanjing) Co., Ltd.

168.     Societe Energie conseil du Quebec Inc.

169.     Societe Immobiliere Maizerets, SEC

170.     Soderoc Developpement Itee

171.     So-Glen Gas Co., LLC

172.     Stone & Webster Asia, Inc.

173.     Stone & Webster Canada Holding One (N.S.), ULC

174.     Stone & Webster Canada Holding Two, Inc.

175.     Stone & Webster Canada L.P.

176.     Stone & Webster-COGEMA, LLC

177.     Stone & Webster Construction, Inc.

178.     Stone & Webster Construction Services, L.L.C.

179.     Stone & Webster Consultants Limited

180.     Stone & Webster Engineering Services Sdn. Bdh.

181.     Stone & Webster Engineering (Thailand) Ltd.

182.     Stone & Webster Holding One, Inc.

183.     Stone & Webster Holding Two, Inc.

184.     Stone & Webster, Inc.

185.     Stone & Webster International B.V.

186.     Stone & Webster International, Inc.

187.     Stone & Webster International Holdings, Inc.

188.     Stone & Webster Limited

189.     Stone & Webster Management Consultants, Inc.




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190.     Stone & Webster Massachusetts, Inc.

191.     Stone & Webster Michigan, Inc.

192.     Stone & Webster Purchasing, Inc.

193.     Stone & Webster Process Technologies B.V.

194.     Stone & Webster Process Technology, Inc.

195.     Stone & Webster Services, L.L.C.

196.     Sugar Acquisition (NVDIP), Inc.

197.     SWINC Acquisition Five, L.L.C.

198.     Techanna

199.     The LandBank Group, Inc.

200.     The Shaw Group Inc.

201.     The Shaw Group Inc. Political Action Committee, Inc.

202.     The Shaw Group International Inc.

203.     The Shaw Group UK Pension Plan Limited

204.     The Shaw Group UK 1997 Pension Scheme Limited

205.     The Shaw Group UK 2001 Pension Plan Limited

206.     Welding Technology and Supply, Inc.

207.     W&H Pacific, Inc.

208.     Whessoe Piping Systems Limited

209.     Whippany Venture I, L.L.C.

210.     World Industrial Constructors, Inc.

211.     Worldwide Industrial Constructors, Inc.